Exhibit 99.1

TALK AMERICA ANNOUNCES SECOND QUARTER RESULTS
Total Revenue Growth of 20.7% over Q2 2002
Bundled Lines of 443,000, an Increase of 81.6% over Q2 2002
Net Income of $10.7 Million or $0.37 Per Fully-Diluted Share
Financial Guidance Increased

RESTON, VA – July 29, 2003- Talk America (NASDAQ: TALK), a provider of bundled local and long distance phone service, today announced financial results for the second quarter ended June 30, 2003.

Commenting on the quarter, Gabe Battista, Chairman and Chief Executive Officer of Talk America stated, “We are pleased to report our results for the second quarter. Our core business of bundled local and long distance service continues to show strong top-line growth and our focus on execution and operational improvements have driven profitability and cash flow.”

Key highlights for the second quarter:
  Total revenue of $93.7 million, an increase of 20.7% over Q2 2002
  Bundled revenue of $67.7 million, an increase of 71.9% over Q2 2002
  Bundled lines of 443,000, an increase of 81.6% over Q2 2002
  Pre-tax income of $17.5 million, an increase of 85.8% over Q2 2002
  Net income of $10.7 million or $0.37 per fully-diluted share
  Repurchased $22.2 million of long-term debt in Q2
  Total debt reduced to $65.6 million and c ash balance of $25.9 million at Q2
  Additional $6.0 million of long-term debt repurchased in July 2003
Mr. Battista continued, “Our top line growth during the second quarter was driven by the strength in our bundled business with 41,000 net bundled lines added during the second quarter. We continue to gain share in Michigan, with 301,000 bundled lines at quarter end and remain focused on replicating this success in other states. During the second quarter, we launched our bundled service in Illinois and re-entered Georgia with significantly improved pricing. During the month of June, Illinois and Georgia accounted for approximately 27% of total lines sold. For the year, we are increasing our bundled line guidance to 555,000 to 565,000.”

With respect to the Company’s reduction in long-term debt, Mr. Battista commented, “We continue to use our operating cash flow to repurchase long-term debt. Our current total debt balance has been reduced to below $60 million, down from $88 million at the end of the first quarter, reflecting the July 2003 purchase of an additional $3.0 million of 12% Senior Subordinated Notes and $3.0 million of 8% Secured Convertible Notes.”
Commenting on the regulatory environment, Mr. Battista added, “While the timing of the release of the FCC’s written Order on the Triennial Review remains unclear, we expect the Order to be consistent with the FCC’s initial public announcements which appear to preserve our ability to use UNE-P pending further analysis by the respective state commissions. We were and will remain active in the process and are optimistic that the ability to provide a competitive offering to consumers will be preserved.”

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Second Quarter 2003 Compared to Second Quarter 2002

Total sales for the second quarter 2003 were $93.7 million, compared with $77.7 million for the second quarter 2002. Bundled revenues for the second quarter 2003 were $67.6 million as compared to $39.4 million for the second quarter 2002. Long distance revenues for the second quarter 2003 were $26.1 million as compared to $38.3 million for the second quarter 2002. The Company no longer actively markets its long distance only product. During the second quarter 2003, the Company began collecting from Ameritech intrastate access fees and reciprocal compensation and in addition, the Company was able to recognize and collect $0.9 million of intrastate access fees and reciprocal compensation from prior periods.  These are included in bundled revenues for the second quarter 2003.  Long distance revenues for the second quarter 2002 include amortization of deferred revenue of $1.9 million relating to a telecommunications services agreement that terminated in October 2002.

Net income for the second quarter 2003 was $10.7 million, or $0.37 per fully diluted share, compared with net income of $9.4 million, or $0.30 per fully diluted share, for the second quarter 2002. Other income for the second quarter 2003 includes $0.3 million due to the repurchase of a portion of the Company’s 12% Senior Subordinated Notes at a discount to par. In the second quarter 2003, the Company recorded income tax expense of $6.8 million. Alternative minimum taxes and state income taxes of $0.7 million will be paid for income earned in the second quarter 2003. During the second quarter 2002 the Company did not include a provision for income taxes as the Company had a full valuation reserve for its deferred tax assets. Net income for the second quarter 2002 includes the benefit related to $0.5 million in reduced bad debt expense due to better than expected collections experience in prior periods. The Company benefited from the favorable resolution of disputes with vendors in the normal course of business during the second quarter 2003 and the second quarter 2002 of $2.9 and $2.1 million, respectively. It is the Company’s policy not to record credits from certain disputes until received.

The Company’s cash balance at the end of the second quarter decreased to $25.9 million from $29.0 million at the end of the first quarter 2003. The cash balance at the end of the second quarter includes the effects of the repurchase of a portion of its 12% Senior Subordinated Notes and 8% Secured Convertible Notes for $22.2 million. Capital expenditures for the second quarter 2003 were $1.5 million and capitalized software development costs were $0.7 million.

Year-to-Date 2003 Compared to Year-to-Date 2002

Total sales for the year-to-date 2003 were $181.6 million, compared with $157.1 million for the year-to-date 2002. Bundled revenues for the year-to-date 2003 were $127.8 million as compared to $74.8 million for the year-to-date 2002. Long distance revenues for the year-to-date 2003 were $53.7 million as compared to $82.3 million for the year-to-date 2002. The Company no longer actively markets its long distance only product. Bundled revenues for the year-to-date 2003 include $0.5 million of access revenues related to prior periods. Long distance revenues for the year-to-date 2002 include amortization of deferred revenue of $3.7 million relating to a telecommunications services agreement that terminated in October 2002.

Net income for the year-to-date 2003 was $19.8 million, or $0.69 per fully diluted share, compared with net income of $17.5 million, or $0.58 per fully diluted share, for the year-to-date 2002. Other income for the year-to-date 2003 includes $2.5 million due to the repurchase of a portion of the Company’s 12% Senior Subordinated Notes at a discount to par. In the year-to-date 2003, the Company recorded income tax expense of $12.7 million. Alternative minimum taxes and state income taxes of $1.0 million were paid for income earned in the year-to-date 2003. During the year-to-date 2002 the Company did not include a provision for income taxes as the Company had a full valuation reserve for its deferred tax assets. Net income for the year-to-date 2002 includes the benefit related to $1.5 million in reduced bad debt expense due to better than expected collections experience in prior periods. The Company benefited from the favorable resolution of disputes and certain contractual adjustments with vendors in the normal course of business during the year-to-date 2003 and the year-to-date 2002. It is the Company’s policy not to record credits from certain disputes until received.

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Financial Guidance

The Company's operational and financial targets for the third quarter 2003 and the year ended 2003 are as follows:

2003
Metrics	Q3 2003	Previous	Revised

Billed Bundled Lines	490k-500k	545k-560k	555k-565k
Long Distance Revenue	$24-$25 mm	$87-$94 mm	$98-$101 mm
Bundled Revenue	$69-$71 mm	$275-$285 mm	$275-$285 mm
Total Revenues	$93-$96 mm	$362-$379 mm	$373-$386 mm
Net Income	$5-$7 mm	$24-$30 mm	$30-$34 mm

Talk America management will host a conference call to discuss the second quarter 2003 operating results at 5:00 p.m. ET on Tuesday, July 29, 2003. The call can be accessed by dialing the following: US 800-263-9157, International 646-862-1157. A replay of the call will be available through 7:00 p.m. ET on August 5, 2003 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21153396. Individual investors are invited to listen to the conference call over the Internet live at www.talk.com and www.streetevents.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

About Talk America

Talk America offers a bundle of local and long distance phone services to residential and small business customers. The Company delivers value in the form of savings, simplicity and quality service to its customers. The Company operates its own nationwide long distance network and delivers local services through wholesale operating agreements with the Bell Operating Companies. For further information, visit the Company online at: www.talk.com .

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers ’ networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under its direct marketing channels and its various marketing partners, failure to manage the nonpayment of amounts due the Company from its customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing the Company's operations, including attracting and retaining qualified personnel, failure of the Company to be able to expand its active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure of the Company to manage its collection management systems and credit controls for customers, interruption in the Company's network and information systems, failure of the Company to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in its Annual Report on Form 10-K for the year-ended December 31, 2002, filed March 31, 2003, quarterly report on Form 10-Q as filed May 14, 2003 and any subsequent filings. The Company undertakes no obligation to update its forward-looking statements.

--Financial Tables To Follow--

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Sales	$93,748	$77,673	$181,591	$157,120

Costs and expenses:
Network and line costs	43,268	37,652	87,152	77,871
General and administrative expenses	13,193	13,647	26,658	28,208
Provision for doubtful accounts	2,895	2,801	5,117	6,808
Sales and marketing expenses	10,985	6,913	19,770	12,808
Depreciation and amortization	4,380	4,429	8,688	8,872

Total costs and expenses	74,721	65,442	147,385	134,567

Operating income	19,027	12,231	34,206	22,553

Other income (expense):
Interest income	186	94	295	183
Interest expense	(2,027)	(2,899)	(4,506)	(4,373)
Other income (expense), net	314	(9)	2,465	(816)

Income before provision for income taxes	17,500	9,417	32,460	17,547

Provision for income taxes	6,825	-	12,659	-

Net income	$10,675	$9,417	$19,801	$17,547

Income per share – Basic:
Net income per share	$0.41	$0.35	$0.75	$0.65

Weighted average common shares outstanding	26,226	27,222	26,300	27,204

Income per share – Diluted:
Net income per share	$0.37	$0.30	$0.69	$0.58

Weighted average common and common equivalent shares outstanding	29,562	31,368	29,345	30,382

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30,	December 31,
	2003	2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,858	$33,588
Accounts receivable, trade (net of allowance for uncollectible accounts of $7,954 and $7,821 at June 30, 2003 and December 31, 2002, respectively)	33,905	27,843
Deferred income taxes	10,653	17,500
Prepaid expenses and other current assets	1,957	2,330

Total current assets	72,373	81,261

Property and equipment, net	64,383	66,915
Goodwill	19,503	19,503
Intangibles, net	5,956	7,379
Deferred income taxes	--	4,800
Other assets	7,103	7,653

	$169,318	$187,511

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,009	$30,588
Sales, use and excise taxes	12,794	11,439
Deferred revenue	8,707	6,480
Current portion of long-term debt	58	61
Accrued compensation	4,264	5,609
Other current liabilities	7,172	9,013

Total current liabilities	65,004	63,190

Long-term debt:
8% Secured convertible notes due 2006	15,452	30,150
12% Senior subordinated notes due 2007	45,520	65,970
8% Convertible senior subordinated notes due 2007 (includes future accrued interest of $1,086 and $1,216 at June 30, 2003 and December 31, 2002, respectively)	3,908	4,038
5% Convertible subordinated notes due 2004	670	670
Other long-term debt	-	27

Total long-term debt	65,550	100,855

Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 27,665,914 and 27,469,593 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	277	275
Treasury stock - $.01 par value, 1,315,789 shares at June 30, 2003	(5,000)	--
Additional paid-in capital	352,487	351,992
Accumulated deficit	(309,000)	(328,801)

Total stockholders' equity	38,764	23,466

	$169,318	$187,511

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TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2003	2002

Cash flows from operating activities:
Net income	$19,801	$17,547
Reconciliation of net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	5,117	6,808
Depreciation and amortization	8,687	8,872
Loss on sale and retirement of assets	16	205
Deferred income taxes	11,647	--
Other non-cash charges (benefits)	(2,602)	128
Changes in assets and liabilities:
Accounts receivable, trade	(11,180)	(3,141)
Prepaid expenses and other current assets	345	(58)
Other assets	1,435	518
Accounts payable and accrued expenses	80	(12,212)
Deferred revenue	2,227	(2,458)
Sales, use and excise taxes	1,354	704
Other liabilities	(1,843)	188

Net cash provided by operating activities	35,084	17,101

Cash flows from investing activities:
Capital expenditures	(4,217)	(2,103)
Capitalized software development costs	(1,388)	(1,120)
Acquisition of intangibles	--	(50)

Net cash used in investing activities	(5,605)	(3,273)

Cash flows from financing activities:
Payments of borrowings	--	(2,685)
Acquisition of convertible debt and senior notes	(32,676)	(1,697)
Payment of capital lease obligations	(31)	(861)
Proceeds from exercise of stock options and warrants	498	17
Repurchase of common stock	(5,000)	--

Net cash used in financing activities	(37,209)	(5,226)

Net increase (decrease) in cash and cash equivalents	(7,730)	8,602
Cash and cash equivalents, beginning of period	33,588	22,100

Cash and cash equivalents, end of period	$25,858	$30,702

SOURCE: Talk America Holdings, Inc.

# # #
Contact Info:
David G. Zahka
Talk America
Chief Financial Officer
215-862-6849
dzahka@talk.com

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